[AXIS Letterhead]
Exhibit 10.1

June 6, 2022

Steve Kumar Arora
[Address]

Re: Notice of Departure and Agreement Regarding Separation

Dear Steve,

This letter will confirm the agreement (the “Separation Agreement”), dated as of the date set forth above (the “Execution Date”), that has been reached with you in connection with your departure from AXIS RE SE, Dublin (Zurich Branch) (the “Company”). You and the Company make this Separation Agreement for and in consideration of the exchange of promises and the payments and benefits recited in your employment agreement dated May 21, 2021 (the “Employment Agreement”).

1.Notice of Departure.
The Company hereby provides notice of your departure under Section 3(a)(iv) of the Employment Agreement as of the date hereof (the “Notice Date”), with such departure effective December 31, 2022 the “Departure Date”). The period between today’s date and the Departure Date is the “Notice Period.”

2.Payments and Benefits during Notice Period.
During the Notice Period, and provided that you are in compliance with your obligations under the Employment Agreement and hereunder, the Company will pay to you your accrued and unpaid base salary through the Departure Date and an amount equal to such reasonable and necessary unreimbursed business expenses incurred by you on behalf of the Company on or prior to the Departure Date (provided that such reimbursements must be requested not later than ninety days after the expense was incurred) and will afford you all the employee benefits to which you may be entitled under, and in accordance with the terms of, the employee benefit plans in which you participate. Any unvested restricted shares or restricted share units previously awarded to you by the Company that vest during the Notice Period will continue to vest in accordance with the terms of the applicable award agreements.

3.Severance Payments.
Upon completion of your duties through the Departure Date and in connection with your execution of the General Release and Waiver and Non-Compete Undertaking attached as Exhibit A to the Employment Agreement and your continued compliance with the obligations and restrictive covenants set forth in the Employment Agreement (including, without limitation, the obligations set forth in Sections 5, 7, 8, 9 and 10 of the Employment Agreement), you will receive the payments and benefits described in Section 4(d) thereof, as set forth on Exhibit I hereof.

4.Charges and Deductions; Repayment Obligation in case of Exercising Long-Term Incentives (“LTIs”)

a.The Employer will deduct from all payments under this Agreement the social security charges, tax at source (if applicable), and any other charges due under applicable law and, to the extent applicable, the pension plan of the Employer.
b.The Employee hereby confirms and agrees to owe to the Employer, and to repay upon first demand, the employee's portion of social security charges, tax at source (if applicable) and any other charges due under applicable law and regulations resulting from the Employee exercising any LTIs.

5.Governing Law; Choice of Forum.
a.This Separation Agreement shall be governed by, and construed in accordance with, the substantial laws of Switzerland, without regard to its conflict of laws provisions.
b.Exclusive jurisdiction for all disputes arising out of or in connection with this Separation Agreement shall be with the ordinary courts at the registered place of incorporation of the Company.

6.Miscellaneous
This Separation Agreement is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any provision of the Employment Agreement (including, without limitation, the obligations set forth in Sections 5, 7, 8, 9 and 10 of Employment Agreement), which shall remain in full force and effect.

[signatures on the following page]

By the respective signatures below, you and the Company agree to the terms set forth in this Separation Agreement as of the date stated on the first page hereof.

AXIS RE SE, Dublin (Zurich Branch)

By: /s/ Tim Hennessy
Name: Tim Hennessy
Title: Non-Executive Director

By: /s/ Steve Kumar Arora
Steve Kumar Arora

Exhibit I

Separation Payments

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